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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): May 22, 2001

AMPLICON, INC.

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	000-15641	95-3162444
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 HUTTON CENTRE DRIVE, SUITE 500, SANTA ANA, CA 92707

(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (714) 751-7551

NONE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

Effective on May 22, 2001, Amplicon, Inc., a California corporation ("Amplicon"), reorganized itself as a holding company. In doing so, California First National Bancorp, a California corporation ("Bancorp"), became the holding company and Amplicon became a wholly-owned subsidiary of Bancorp. In addition, on May 23, 2001, Bancorp invested $20 million in the purchase of 100% of the common stock of California First National Bank ("CalFirst Bank") and started CalFirst Bank as an FDIC-insured national bank. The new holding company organizational structure will allow Bancorp to manage its entire organization, which now includes a new bank, more effectively.

The holding company structure was effected by a merger conducted pursuant to Section 1201 of the California General Corporation Law (the "Merger"), which provides for the formation of a holding company structure without a vote of the shareholders of Amplicon. In the Merger, CFNB Merger Sub, a California corporation (the "Merger Sub"), merged with and into Amplicon, with Amplicon as the surviving corporation (the "Surviving Corporation"). Prior to the Merger, Bancorp was a direct, wholly-owned subsidiary of Amplicon, and Merger Sub was a direct, wholly-owned subsidiary of Bancorp and was organized for the purpose of implementing the holding company organizational structure. Pursuant to the Merger, (i) each outstanding share of common stock, $0.01 par value per share, of Amplicon was converted into one share of common stock, $0.01 par value per share, of Bancorp, (ii) all of the issued and outstanding shares of Merger Sub were automatically converted into shares of the Surviving Corporation's common stock, and Merger Sub's corporate existence ceased and (iii) all of the issued and outstanding shares of Bancorp owned by Amplicon were canceled. As a result of the Merger, Amplicon became a direct, wholly-owned subsidiary of Bancorp. Bancorp's common stock will trade on the National Association of Securities Dealers Automated Quotation System under the ticker symbol "CFNB" and trading under the new symbol "CFNB" commenced on Thursday, May 24, 2001.

The conversion of shares of Amplicon's common stock in the Merger occurred without an exchange of stock certificates. Accordingly, stock certificates formerly representing shares of outstanding common stock of Amplicon are deemed to represent the same number of shares of common stock of Bancorp. Shareholders are not required to surrender their stock certificates for California First National Bancorp certificates, but as stock certificates are presented to the transfer agent, Mellon Investor Services LLC, for exchange or transfer, they will be replaced with California First National Bancorp stock certificates. The change to the holding company structure was tax free for federal income tax purposes for shareholders.

The acquisition of CalFirst Bank will subject Bancorp to additional risks and regulation. Bancorp has an on-going obligation to provide necessary capital and liquidity support to CalFirst Bank. CalFirst Bank is a start-up bank with no operations prior to the investment by Bancorp. CalFirst Bank is subject to supervision and regulation by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation and Bancorp will be regulated and examined by the Board of Governors of the Federal Reserve Board. In addition, through its investment in CalFirst Bank, Bancorp is assuming additional financial risks, including credit risk, liquidity risk and interest rate risk. The failure to manage these risks and obligations appropriately could have a material adverse effect on Bancorp's business, financial condition and results of operations.

A copy of the press release further describing the transaction is attached hereto as Exhibit 99.1.

The Company hereby incorporates by reference the Agreement of Merger attached hereto as Exhibit 2.1, and the press release attached hereto as Exhibit 99.1, each made a part hereof, into this Item 5.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(c) The following Exhibits are filed as part of this report:
EXHIBIT NO.	DESCRIPTION
2.1	Agreement of Merger dated as of May 22, 2001 among Amplicon, Inc., California First National Bancorp, and CFNB Merger Sub.
3.1	Articles of Incorporation of California First National Bancorp, dated April 26, 2001.
3.2	Bylaws of California First National Bancorp.
10.1	Capital Assurances and Liquidity Maintenance Agreement, effective as of May 23, 2001, between California First National Bancorp and California First National Bank.
10.2	Agreement by and between California First National Bank, Santa Ana, California and the Office of the Comptroller of the Currency, dated May 23, 2001.
99.1	Press Release issued on May 23, 2001.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLICON, INC.

Dated: May 25, 2001

By: S. Leslie Jewett /s/

S. Leslie Jewett Chief Financial Officer